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                                     EXHIBIT 23.1



                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements of Phoenix Technologies Ltd. (Form S-8 File Numbers 33-58027, 33-67858, 33-30939, 33-44211, 33-81984, 333-37063, 333-20447, 333-56103 and 333-65291;
Form S-3 File Number 333-16309) of our report dated October 21, 1998, with respect to the consolidated financial statements and schedule of Phoenix Technologies Ltd. included in the Annual Report (Form 10-K) for the year ended September 30, 1998.



                                         /s/ ERNST & YOUNG LLP

San Jose, California
December 8, 1998